UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 4, 2015

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

On June 4, 2015, Sequenom, Inc. (the “Company”) entered into separate privately negotiated agreements with certain holders of its 5.00% Convertible Senior Notes due 2017 (the “2017 Notes”) to exchange in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) $85 million in aggregate principal amount of 2017 Notes (the “Exchange Transactions”), for $85 million in aggregate principal amount at maturity of new 5.00% Convertible Exchange Senior Notes due 2018 (the “New Notes”) of the Company.

The Company anticipates that the closings of the Exchange Transactions will occur on or about June 9, 2015.

Following the closings of the Exchange Transactions, $45 million in aggregate principal amount of 2017 Notes will remain outstanding.

The New Notes will be the Company’s senior, unsecured obligations and rank equal in right of payment with the Company’s existing and future senior, unsecured indebtedness, including the 2017 Notes, and will be senior in right of payment to any future indebtedness that is expressly subordinated to the New Notes. The New Notes will be effectively subordinated to the Company’s existing and future secured indebtedness to the extent of the assets securing such indebtedness and will be structurally subordinated to all indebtedness and other liabilities and commitments of the Company’s subsidiaries, including trade payables and any guarantees that they may provide with respect to any of the Company’s existing or future indebtedness.

The New Notes bear interest at a fixed rate of 5.00% per year, payable semiannually in arrears on April 1 and October 1 of each year, beginning October 1, 2015. Interest on the New Notes accrues from April 1, 2015. The New Notes will mature on January 1, 2018, unless earlier converted or repurchased.

The New Notes are convertible at any time prior to the third trading day immediately preceding the maturity date, at the option of the holders, into shares of the Company’s common stock (the “Common Stock”). Subject to compliance with certain conditions, the Company has the right to mandatorily convert the New Notes if the last reported sales price of the Common Stock is equal to or greater than 115% of the applicable conversion price of the New Notes for at least 20 trading days during the 30 consecutive trading day period ending within five trading days immediately prior to the date on which the Company delivers a mandatory conversion notice.

The conversion rate is initially 216.0644 shares of Common Stock per $1,000 principal amount of New Notes (equivalent to an initial conversion price of approximately $4.63 per share of Common Stock), and will be subject to adjustment upon the occurrence of certain events. In addition, holders of the New Notes who convert their New Notes in connection with a make-whole fundamental change (to be defined in the indenture governing the New Notes (the “Indenture”)), whose New Notes are converted in connection with a mandatory conversion or who convert their New Notes on a conversion date on which the last reported sales price of the Common Stock equals or exceeds the then applicable conversion price are, under certain circumstances, entitled to an increase in the conversion rate.

The Company may not redeem the New Notes prior to the maturity date. Upon a fundamental change (to be defined in the Indenture), subject to certain exceptions, the holders of the New Notes may require that the Company repurchases some or all of their New Notes for cash at a repurchase price equal to 100% of the principal amount of the New Notes being repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The events of default, which may result in the acceleration of the maturity of the New Notes, include, among other things:

•	the Company’s failure to pay principal of the New Notes (including any fundamental change repurchase price) when due at maturity, upon repurchase, declaration of acceleration or otherwise;

•	the Company’s failure to pay any interest on the New Notes when due and such failure continues for a period of 30 days past the applicable due date;

•	the Company’s failure to give a fundamental change notice, or a notice of a make-whole fundamental change, in each case when due and such failure continues for a period of 5 days;

•	the Company’s failure to comply with the Company’s obligation to convert the New Notes in accordance with the Indenture upon exercise of any holder’s conversion right;

•	the Company’s failure to comply with the Company’s obligations set forth in the Indenture relating to certain consolidations, mergers and sales of assets;

•	the Company’s failure to perform or observe any of the Company’s other covenants or warranties in the Indenture or in the New Notes for 60 days after written notice to the Company from the trustee or to the Company and the trustee from the holders of at least 25% of the aggregate principal amount of then outstanding New Notes has been received by the Company;

•	default by the Company or any of the Company’s significant subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $10.0 million in the aggregate of the Company and/or any of the Company’s subsidiaries, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration or otherwise, and such acceleration shall not have been rescinded or annulled or such failure to pay cured within 30 days after written notice has been received by the Company or such subsidiary from the trustee or by the trustee, the Company and such subsidiary by the holders of at least 25% in principal amount of the New Notes then outstanding;

•	a final judgment for the payment of $10.0 million or more (excluding any amounts covered by insurance) rendered against the Company or any of the Company’s significant subsidiaries, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; and

•	certain events of bankruptcy, insolvency and reorganization of the Company or any of the Company’s significant subsidiaries.

The description of the New Notes above is qualified in its entirety by reference to the text of the Indenture, the form of which is filed as Exhibit 4.1 hereto.

On June 4, 2015, the Company issued a press release titled “Sequenom Announces Private Exchange Transaction Regarding Outstanding Convertible Senior Notes.” A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer to sell, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. These securities have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Form of Indenture for Convertible Exchange Senior Notes

99.1	Press Release, dated June 4, 2015, titled “Sequenom Announces Private Exchange Transaction Regarding Outstanding Convertible Senior Notes.”

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are subject to a number of risks and uncertainties, including statements relating to the expected closing and the terms of the New Notes offering. Actual results may differ materially from those set forth in this Current Report on Form 8-K. These and other risks and uncertainties are detailed in the risk factors included in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 7, 2015 and other filings. Except as required by law, the Company undertakes no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SEQUENOM, INC.

Dated: June 4, 2015	By:	/s/ Jeffrey D. Linton
Jeffrey D. Linton
Senior Vice President, General Counsel

EXHIBIT INDEX

4.1	Form of Indenture for Convertible Exchange Senior Notes

99.1	Press Release, dated June 4, 2015, titled “Sequenom Announces Private Exchange Transaction Regarding Outstanding Convertible Senior Notes.”